Exhibit 10.3

Korea Milestone Acquisition Corporation

[  ], 2008

SF Venture Town Co., Ltd.
SoftForum Building
545-7 Dogokdong
Gangnam, Seoul, Korea 135-170

Ladies and Gentlemen:

This letter will confirm our agreement that commencing on the date of the final prospectus for the initial public offering of the securities of Korea Milestone Acquisition Corporation (the “Company”), SF Venture Town Co., Ltd. shall make available to the Company certain office space, administrative services and secretarial support, as may be required by the Company, situated at the SoftForum Building, 8th Floor, 545-7 Dogokdong, Gangnam, Seoul, Korea 135-170. In exchange therefor, the Company shall pay the sum of US$7,500 per month until the earlier of (i) the consummation of the Company’s initial business combination and (ii) the Company’s liquidation.

[Remainder of Page Intentionally Left Blank]

Very truly yours, Korea Milestone Acquisition Corporation

By:
Name: Title:

Agreed and Accepted SF Venture Town Co., Ltd.

By:
Name: Title:

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